UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53929	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

18 ½ East State Street, Suite 202, Redlands, CA	92373
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (909) 798-8394

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On March 28, 2012, we advanced an additional $125,000 to Stanford Energy, Inc. (“Stanford”). The Board of Directors has authorized an additional credit line for Stanford to provide up to an additional $250,000 with an interest rate of 5% per annum. These advances will be evidenced by a promissory note dated March 30, 2012, from Stanford and will include the $125,000 loaned to Stanford on March 28, 2012. The note is due on or before January 31, 2013, and bears interest at the rate of 5% per annum from the date of each advance.  A copy of the promissory note is attached as Exhibit 99.1 to this report.

On February 6, 2012, we entered into a second non-binding letter of intent with Stanford and two of its shareholders, L. Tim Rochford and Stanley McCabe, to acquire all of the outstanding shares of Stanford Energy.  It was intended that the transaction would be completed by March 30, 2012.  The parties have extended the closing until April 30, 2012.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Stanford Energy Promissory Note dated March 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: April 2, 2012

By /s/ Steve Owens

Robert “Steve” Owens

Chief Executive Officer

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